Exhibit 99.1

Fitbit Reports First Quarter Results for the Three Months Ended April 4, 2020

•Revenue of $188 million, GAAP Net Income Per Share of $0.07, Non-GAAP Net Loss Per Share of $(0.24)

SAN FRANCISCO — May 6, 2020 - Fitbit, Inc. (NYSE:FIT) today reported revenue of $188 million, GAAP net income per share of $0.07, non-GAAP net loss per share of $(0.24), GAAP net income of $20 million, non-GAAP net loss of $(65) million, cash flow from operations of $(82) million, and non-GAAP free cash flow of $(86) million for its first quarter of 2020.

“Our mission to help people around the world get healthier has never been more important. The emergence of COVID-19 has underscored the critical role that Fitbit, as a trusted brand, can play in providing people with much-needed support throughout the COVID-19 crisis and beyond,” said James Park, co-founder and CEO. “While COVID-19 has impacted our business, and there continues to be uncertainty around consumer demand and the economy, we are moving quickly to develop innovative products and services that can help people during this time. We launched our most innovative tracker, Fitbit Charge 4, and with consumers looking for more support and guidance at home during this time, we provided a free 90-day trial and access to Premium content, resulting in a substantial increase in Premium subscribers.”

First Quarter 2020 Financial Summary

	For the Three Months Ended
In millions, except percentages and per share amounts	April 4, 2020	March 30, 2019
GAAP Results
Revenue	$188.2	$271.9
Gross Margin	29.2%	32.9%
Net Income (Loss)	$20.3	$(79.5)
Net Income (Loss) Per Share	$0.07	$(0.31)
Non-GAAP Results
Gross Margin	32.0%	34.2%
Net Loss	$(64.6)	$(38.1)
Net Loss Per Share	$(0.24)	$(0.15)
Adjusted EBITDA	$(75.6)	$(43.2)
Devices Sold	2.2	2.9

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

First Quarter 2020 Financial Highlights
•Sold 2.2 million devices, down 26% year-over-year, driven by the introduction of one new product in the first quarter of 2020 versus three new products in the first quarter of 2019. Average selling price decreased 11% year-over-year to $81 per device. Approximately 76% of the year-over-year decline in price was due to an increase in reserves for product returns, rebates and promotions, and price protection in connection with the impact of COVID-19.
•U.S. revenue represented 54% of total revenue or $102 million, down 24% year-over-year.

•International revenue represented 46% of total revenue and declined 37% to $86 million: Americas excluding U.S. revenue declined 30% to $11 million, EMEA revenue declined 35% to $57 million, and APAC revenue declined 47% to $18 million (all on a year-over-year basis).
•New devices introduced in the past 12 months, Fitbit Charge 4™, Fitbit Ace 2™, Fitbit Versa 2T™, and Fitbit Aria Air™, represented 60% of revenue.
•GAAP gross margin was 29.2% and non-GAAP gross margin was 32.0%. Both GAAP and non-GAAP gross margin were negatively impacted by higher reserves associated with COVID-19 and higher ending and obsolescence costs, partially offset by a non-recurring tariff exclusion benefit.
•GAAP operating expenses represented 96% of revenue, increasing 5% year-over-year to $181 million driven by costs related to the pending acquisition by Google LLC; non-GAAP operating expenses represented 78% of revenue, declining 3% year-over-year to $146 million driven by lower media spend and lower employee costs.
•A non-routine GAAP tax benefit of $145 million from net operating loss carrybacks due to changes in the tax law as part of the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

First Quarter 2020 Operational Highlights
•Smartwatch devices sold grew to 54% of revenue, up from 42% in the first quarter of 2019. Trackers devices sold declined to 42% of revenue, down from 57% in the first quarter of 2019.
•We introduced Charge 4, our most advanced health and fitness tracker to date with Active Zone Minutes, Sleep tools, Fitbit Pay, and built-in GPS.
•Our Fitbit Health Solutions business was 14% of revenue, or $27 million.
•Inventory in the channel was flat year-over-year, but with the expected reduction in demand, weeks of supply increased sharply year-over-year.
•We provided a 90-day free trial to Fitbit Premium to give users more tools to stay healthy while sheltering in place and saw a significant increase in the number of free Fitbit Premium trials. We have also seen a significant increase in paid Fitbit Premium subscribers in the quarter, helping drive Fitbit Premium revenue up 195% year-over-year, but still representing an immaterial amount of our total revenue.
•We introduced a COVID-19 resource tab in our free app that provides access to helpful information, tools and resources, such as connecting with a doctor virtually.
•We announced a broader research effort in coordination with health industry leaders like Stanford Medicine and The Scripps Research Institute, to study how data from wearables can detect, track, and contain infectious diseases like COVID-19.

COVID-19-Related Impact to Financials
•Our business during the first quarter of 2020 was negatively impacted by the outbreak of COVID-19, which caused disruptions in the development, manufacture, shipment, and sales of our products.
•We increased reserves for product returns, rebates and promotions to retailers and distributors, and price protection by approximately $16 million.
•We increased credit loss allowances by $6 million.
•The current circumstances are dynamic and unprecedented, and the impacts of COVID-19 on our business operations, including the duration and severity of the effect on overall consumer demand, cannot be predicted. However, we expect COVID-19 and associated mitigation efforts to continue to have a significant negative impact on our results in 2020, including our liquidity, although the nature and extent will depend on future developments that are evolving and highly uncertain.

Additional Highlights and Information
•Fitbit announced its entry into a Merger Agreement with Google on November 1, 2019. Upon close of the all-cash transaction, which is subject to customary closing conditions, Fitbit stockholders will receive $7.35 per share in cash, valuing the company at a fully diluted equity value of approximately $2.1 billion.
•Fitbit stockholders approved the transaction on January 3, 2020.

•Regulatory review of the transaction is ongoing. We expect Fitbit and Google to secure the necessary regulatory approvals and to close the transaction in 2020, however the extent to which COVID-19 may impact the timing of receipt of these approvals is uncertain and cannot be predicted. Prior to closing, we do not expect to provide additional updates on the regulatory process other than during the release of future earnings reports.
•Due to the pending acquisition by Google, Fitbit does not plan to host an earnings conference call nor provide next-quarter or full-year guidance.

Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: our ability to develop innovative products and services that can help people during the COVID-19 crisis; any statements regarding the anticipated impact of COVID-19 on our business, including the effect of provisions under the CARES Act; the expected timing of the completion of the transaction with Google; the ability of Google and us to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements concerning the expected development or competitive performance relating to Fitbit’s products and services; and any statements of assumptions underlying any of the foregoing. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the impact of COVID-19 on our business, results of operations, or financial condition, including the development, manufacturing, and shipment of our products; general public health, market, political, economic and business conditions, including the impact of COVID-19 on global economic conditions and consumer confidence and spending; the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely and cost-effective manner; our ability to successfully develop, timely introduce, and achieve retail and customer acceptance of new products and services, or enhance existing products and services, including software and subscription services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and avoid unexpected delays; our ability to detect, prevent or fix quality issues in our products and services; our ability to attract and retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers and our limited control over such parties; delays in procuring components and products from third parties or their suppliers; the ability of third parties to manufacture and ship quality products in a timely manner; seasonality of demand; the concentrated nature of our retailer and distributor base; product liability issues, security breaches, or other factors that may adversely affect product performance and overall market acceptance of our products and services; our ability to integrate acquired technologies and employees of acquired businesses into our operations, particularly in new geographies; warranty claims; the relatively new and unproven market for trackers and wearable devices; the ability of our channel partners to sell our products; litigation and related costs; the impact of privacy and data security laws; changes in tax laws; the impact of tariffs; the failure to satisfy any of the conditions to the consummation of the proposed transaction with Google, including the receipt of certain governmental and regulatory approvals; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement).
Additional risks and uncertainties are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2019, which is available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Once filed with the SEC, additional information will be set forth in our Quarterly Report on Form 10-Q for the three months ended April 4, 2020. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on such statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating loss before income taxes, non-GAAP net income (loss), non-GAAP basic/diluted net income (loss) per share, free cash flow, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income, net, acquisition-related costs, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:
•Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.
•Acquisition-related costs relates to acquisition retention bonuses, integration costs, advisory and consulting, legal, accounting, tax, other professional service fees, and SEC filing fees to the extent associated with the pending Merger or our acquisition of other companies.
•Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
•Amortization of intangible assets relates to our acquisitions of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe they have a direct correlation to the operation of our business.

•Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.
•We define free cash flow as net cash used in operating activities less purchase of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in our business and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. Free cash flow is not prepared in accordance with U.S. GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Charge 4™, Fitbit Charge 3™, Fitbit Inspire HR™, Fitbit Inspire™, and Fitbit Ace 2™ activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ family of smartwatches, Fitbit Flyer™ wireless headphones, and Fitbit Aria™ family of connected scales. Fitbit products are carried in over 39,000 retail stores and in over 100 countries around the globe. Powered by one of the world’s largest health and fitness social networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the United States and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

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Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	April 4, 2020	March 30, 2019

Revenue	$188,158	$271,890
Cost of revenue	133,236	182,437
Gross profit	54,922	89,453
Operating expenses:
Research and development	81,589	77,039
Sales and marketing	56,961	68,616
General and administrative	42,041	26,692
Total operating expenses	180,591	172,347
Operating loss	(125,669)	(82,894)
Interest income, net	1,293	3,466
Other income (expense), net	(4)	1,273
Loss before income taxes	(124,380)	(78,155)
Income tax expense (benefit)	(144,674)	1,310
Net income (loss)	$20,294	$(79,465)
Net income (loss) per share:
Basic	$0.08	$(0.31)
Diluted	$0.07	$(0.31)
Shares used to compute net income (loss) per share:
Basic	265,661	253,124
Diluted	276,946	253,124

FITBIT, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 4, 2020	December 31, 2019

Assets
Current assets:
Cash and cash equivalents	$251,997	$334,479
Marketable securities	175,699	184,023
Accounts receivable, net	182,284	435,269
Inventories	105,745	136,752
Income tax receivable	139,827	573
Prepaid expenses and other current assets	56,694	28,656
Total current assets	912,246	1,119,752
Property and equipment, net	76,218	82,756
Operating lease right-of use-assets	70,137	70,225
Goodwill	64,812	64,812
Intangible assets, net	12,717	16,746
Deferred tax assets	4,066	4,111
Other assets	9,458	9,684
Total assets	$1,149,654	$1,368,086
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$90,801	$194,626
Accrued liabilities	376,530	513,530
Operating lease liabilities	21,832	23,511
Deferred revenue	32,466	32,307
Income taxes payable	1,700	636
Total current liabilities	523,329	764,610
Long-term deferred revenue	6,176	8,535
Long-term operating lease liabilities	66,234	67,902
Other liabilities	32,860	39,776
Total liabilities	628,599	880,823

Stockholders’ equity:
Class A and Class B common stock	26	26
Additional paid-in capital	1,140,280	1,126,827
Accumulated other comprehensive income	233	188
Accumulated deficit	(619,484)	(639,778)
Total stockholders’ equity	521,055	487,263
Total liabilities and stockholders’ equity	$1,149,654	$1,368,086

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)
	Three Months Ended
	April 4, 2020	March 30, 2019
Cash Flows from Operating Activities
Net income (loss)	$20,294	$(79,465)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for doubtful accounts	6,486	32
Provision for excess and obsolete inventory	9,845	1,478
Depreciation	10,589	13,373
Non-cash lease expense	1,524	7,713
Accelerated depreciation of property and equipment	13	—
Amortization of intangible assets	4,029	2,060
Stock-based compensation	19,727	20,544
Deferred income taxes	46	(20)
Other	5	(50)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	246,499	163,592
Inventories	20,301	(50,958)
Prepaid expenses and other assets	(28,073)	12,554
Income taxes receivable	(139,254)	40
Fitbit force recall reserve	(41)	46
Accounts payable	(104,378)	(81,656)
Accrued liabilities and other liabilities	(143,692)	(69,962)
Lease liabilities	(4,756)	(4,972)
Deferred revenue	(2,200)	(2,259)
Income taxes payable	1,064	257
Net cash used in operating activities	(81,972)	(67,653)
Cash Flows from Investing Activities
Purchase of property and equipment	(3,556)	(6,096)
Purchases of marketable securities	(59,735)	(111,615)
Maturities of marketable securities	68,191	128,309
Net cash provided by investing activities	4,900	10,598
Cash Flows from Financing Activities
Payment of financing lease liability	—	(597)
Proceeds from issuance of common stock	458	931
Taxes paid related to net share settlement of restricted stock units	(5,868)	(6,422)
Net cash used in financing activities	(5,410)	(6,088)
Net decrease in cash and cash equivalents	(82,482)	(63,143)
Cash and cash equivalents at beginning of period	334,479	473,956
Cash and cash equivalents at end of period	$251,997	$410,813

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	April 4, 2020	March 30, 2019
Non-GAAP gross profit:
GAAP gross profit	$54,922	$89,453
Stock-based compensation expense	2,179	1,430
Impact of restructuring	—	190
Acquisition-related costs	765	—
Intangible assets amortization	2,392	1,854
Non-GAAP gross profit	$60,258	$92,927

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	29.2%	32.9%
Stock-based compensation expense	1.2	0.5
Impact of restructuring	—	0.1
Acquisition-related costs	0.4	—
Intangible assets amortization	1.2	0.7
Non-GAAP gross margin	32.0%	34.2%

Non-GAAP research and development:
GAAP research and development	$81,589	$77,039
Stock-based compensation expense	(11,119)	(11,988)
Impact of restructuring	—	(1,550)
Acquisition-related costs	(5,711)	—
Non-GAAP research and development	$64,759	$63,501

Non-GAAP sales and marketing expense:
GAAP sales and marketing	$56,961	$68,616
Stock-based compensation expense	(2,775)	(3,138)
Impact of restructuring	—	(589)
Acquisition-related costs	(2,404)	—
Intangible assets amortization	(1,444)	(135)
Non-GAAP sales and marketing	$50,338	$64,754

Non-GAAP general and administrative expense:
GAAP general and administrative	$42,041	$26,692
Stock-based compensation expense	(3,654)	(3,988)
Impact of restructuring	—	(129)
Acquisition-related costs	(6,892)	—
Intangible assets amortization	(194)	(71)
Non-GAAP general and administrative	$31,301	$22,504

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	April 4, 2020	March 30, 2019
Non-GAAP operating expenses:
GAAP operating expenses	$180,591	$172,347
Stock-based compensation expense	(17,548)	(19,114)
Impact of restructuring	—	(2,268)
Acquisition-related costs	(15,007)	—
Intangible assets amortization	(1,638)	(206)
Non-GAAP operating expenses	$146,398	$150,759

Non-GAAP operating loss and loss before income taxes:
GAAP operating loss	$(125,669)	$(82,894)
Stock-based compensation expense	19,727	20,544
Impact of restructuring	—	2,458
Acquisition-related costs	15,772	—
Intangible assets amortization	4,030	2,060
Non-GAAP operating loss	(86,140)	(57,832)
Interest income, net	1,293	3,466
Other income (expense), net	(4)	1,273
Non-GAAP loss before income taxes	$(84,851)	$(53,093)

Non-GAAP net income (loss) and net loss per share:
Net income (loss)	$20,294	$(79,465)
Stock-based compensation expense	19,727	20,544
Impact of restructuring	—	2,458
Acquisition-related costs	15,772	—
Intangible assets amortization	4,030	2,060
Income tax effect of non-GAAP adjustments	(124,412)	16,335
Non-GAAP net loss	$(64,589)	$(38,068)

GAAP diluted shares	265,661	253,124
Other dilutive equity awards	—	—
Non-GAAP diluted shares	265,661	253,124
Non-GAAP diluted net loss per share	$(0.24)	$(0.15)

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	April 4, 2020	March 30, 2019
Free cash flow:
Net cash used in operating activities	$(81,972)	$(67,653)
Purchases of property and equipment	(3,556)	(6,096)
Free cash flow	$(85,528)	$(73,749)
Net cash provided by investing activities	$4,900	$10,598
Net cash used in financing activities	$(5,410)	$(6,088)

Adjusted EBITDA:
Net income (loss)	$20,294	$(79,465)
Stock-based compensation expense	19,727	20,544
Impact of restructuring	—	2,458
Acquisition-related costs	15,772	—
Depreciation and intangible assets amortization	14,620	15,433
Interest income, net	(1,293)	(3,466)
Income tax expense (benefit)	(144,674)	1,310
Adjusted EBITDA	$(75,554)	$(43,186)

Stock-based compensation expense:
Cost of revenue	$2,179	$1,430
Research and development	11,119	11,988
Sales and marketing	2,775	3,138
General and administrative	3,654	3,988
Total stock-based compensation expense	$19,727	$20,544

FITBIT, INC.
Revenue by Geographic Region
(in thousands)
(unaudited)
	Three Months Ended
	April 4, 2020	March 30, 2019
United States	$102,039	$135,091
Americas, excluding United States	10,743	15,327
Europe, Middle East, and Africa	57,007	87,098
Asia Pacific	18,369	34,374
Total	$188,158	$271,890